Exhibit 23.2
Consent of Independent Registered Public Accounting Firms
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to :
•	Compagnie Générale de Géophysique — Veritas 2007 Stock Option Plan,

•	Compagnie Générale de Géophysique — Veritas 2008 Stock Option Plan,

•	Compagnie Générale de Géophysique — Veritas 2006 Performance Share Plan

•	Compagnie Générale de Géophysique — Veritas 2007 Performance Share Plan

•	Compagnie Générale de Géophysique — Veritas 2008 Performance Share Plan of our reports dated April 16, 2008, with respect to the consolidated financial statements of Compagnie Générale de Géophysique — Veritas included in its Annual Report (Form 20-F) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Compagnie Générale de Géophysique — Veritas filed with the Securities and Exchange Commission.
Neuilly-sur-Seine and Courbevoie, France
April 23, 2008

ERNST & YOUNG & AUTRES	MAZARS & GUERARD

/s/ Philippe Diu Philippe Diu	/s/ Philippe Castagnc Philippe CASTAGNAC